Angel Oak Mortgage REIT, Inc. Reports Fourth Quarter and Fiscal Year 2025 Financial Results

ATLANTA – February 25, 2026 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the year ended December 31, 2025.

Fourth Quarter 2025 Highlights
•Q4 2025 net interest income of $10.9 million demonstrates an increase of 10% versus Q4 2024 net interest income of $9.9 million.
•Q4 2025 GAAP net income of $11.3 million, or $0.45 per diluted share of common stock.
•Q4 2025 Distributable Earnings of $7.3 million, or $0.29 per diluted share of common stock.
•Declared dividend of $0.32 per share of common stock, to be paid on February 27, 2026 to common stockholders of record as of February 20, 2026.

Fiscal Year 2025 Highlights
•FY 2025 net interest income of $41.1 million demonstrates an increase of 11% versus FY 2024 net interest income of $36.9 million.
•FY 2025 GAAP net income of $44.0 million, or $1.80 per diluted share of common stock.
•FY 2025 Distributable Earnings of $14.6 million, or $0.59 per diluted share of common stock.
•GAAP book value of $10.74 per share of common stock as of December 31, 2025, an increase of 5.6% compared to December 31, 2024.
•Economic book value of $12.70 per share of common stock as of December 31, 2025, a decrease of 3.1% compared to December 31, 2024.

Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc., said "2025 was a year in which disciplined execution drove performance for AOMR. We delivered our second consecutive year of double digit percentage net interest income expansion, which, combined with sustained operating expense reductions and valuation tailwinds, drove growth in net income and book value, demonstrating the benefits of our methodical growth strategy amid a shifting rate environment. Additionally, we were active capital market participants, executing four securitizations in addition to exercising the call and subsequent re-securitization of two of our legacy securitizations, issuing senior unsecured notes in May of this year, and adding a new loan financing facility. Moving forward, we expect to continue to perform well across evolving credit and rate environments by selectively deploying capital, executing accretive securitizations, and focusing on the strongest risk‑reward opportunities to drive long-term income growth and shareholder value."

Portfolio and Investment Activity

•In 2025, the Company participated in four securitization transactions, contributing a total of $704 million of unpaid principal balance of residential mortgage loans. In the fourth quarter of 2025, the Company issued AOMT 2025-10, an approximately $274.3 million unpaid principal balance securitization backed by a pool of residential mortgage loans, to which we contributed the entire balance as the sole participant. Additionally in the fourth quarter of 2025, the Company contributed loans with an unpaid principal balance of $58.6 million to AOMT 2025-HB2, an approximately $281.4 million unpaid principal balance securitization backed by home equity revolving lines of credit ("HELOCs") on one‑to‑four family residential properties.

•The Company purchased $861.8 million of newly-originated, current market coupon non-QM residential mortgage loans, second lien mortgage loans, and HELOCs, with a weighted average coupon of 7.79%, weighted average combined loan-to-value ratio (“CLTV”) of 65.4% and weighted average credit score of 756.
•As of December 31, 2025, the weighted average interest rate of our residential whole loans portfolio was 7.38%.

Capital Markets Activity

•As of December 31, 2025, the Company was a party to four loan financing lines which permit borrowings in an aggregate amount of up to $1.3 billion, of which approximately $219 million is drawn, leaving capacity of approximately $1.0 billion for new loan purchases.
•In the fourth quarter of 2025, the Company and one of its subsidiaries entered into a $200.0 million repurchase facility with a global investment bank (“Global Investment Bank 4”) through the execution of a Master Repurchase Agreement and Securities Contract. The amount expected to be advanced by Global Investment Bank 4 is generally in line with other similar agreements that the Company has entered into. The interest rate is equal to the sum of (1) a spread of 1.60%, and (2) Term SOFR.

Balance Sheet

•Target assets totaled $2.7 billion as of December 31, 2025, an increase of 22% compared to December 31, 2024.
•The Company held residential mortgage whole loans with fair value of $294.1 million as of December 31, 2025.
•As of December 31, 2025, the Company's recourse debt to equity ratio was approximately 1.4x.

Dividend

On February 5, 2026, the Company declared a dividend of $0.32 per share of common stock, which will be paid on February 27, 2026, to common stockholders of record as of February 20, 2026.

Conference Call and Webcast Information

The Company will host a live conference call and webcast today, February 25, 2026 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.
Domestic: 1-844-826-3033
International: 1-412-317-5185

For the conference call playback (which can be accessed through March 11, 2026), dial one of the following numbers:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 10205856

Non-GAAP Metrics

Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by Falcons I, LLC, our external manager (our “Manager”), (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our real estate investment trust (“REIT”)

peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.

Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending, and capital markets. Additional information about the Company is available at www.angeloakreit.com.

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
INTEREST INCOME, NET
Interest income	$39,034	$31,869	$143,655	$110,427
Interest expense	28,142	22,007	102,555	73,502
NET INTEREST INCOME	$10,892	$9,862	$41,100	$36,925

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	$1,374	$5,300	$(10,863)	$(9,228)
Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts	4,429	(24,753)	30,758	23,761
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	$5,803	$(19,453)	$19,895	$14,533

EXPENSES
Operating expenses	$1,351	$1,505	$5,004	$6,786
Operating expenses incurred with affiliate	522	402	1,901	1,845
Stock compensation	423	177	1,354	2,041
Securitization costs	1,703	2,215	3,569	3,799
Management fee incurred with affiliate	1,158	1,166	4,612	4,976
Total operating expenses	$5,157	$5,465	$16,440	$19,447

INCOME (LOSS) BEFORE INCOME TAXES	$11,539	$(15,056)	$44,555	$32,011
Income tax expense (benefit)	224	—	531	3,261
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$11,315	$(15,056)	$44,024	$28,750
Other comprehensive income (loss)	(318)	(3,034)	2,161	1,500
TOTAL COMPREHENSIVE INCOME (LOSS)	$10,997	$(18,090)	$46,185	$30,250

Basic earnings (loss) per common share	$0.46	$(0.65)	$1.85	$1.18
Diluted earnings (loss) per common share	$0.45	$(0.65)	$1.80	$1.17

Weighted average number of common shares outstanding:
Basic	24,756,801	23,390,029	23,682,302	24,179,039
Diluted	25,204,204	23,517,745	24,314,625	24,396,851

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	December 31, 2025	December 31, 2024
ASSETS
Residential mortgage loans - at fair value	$294,134	$183,064
Residential mortgage loans in securitization trusts - at fair value	2,076,776	1,696,995
RMBS - at fair value	280,005	300,243
Cash and cash equivalents	41,619	40,762
Restricted cash	3,666	2,131
Principal and interest receivable	10,354	8,141
TBA securities and interest rate futures contracts - at fair value	240	1,515
Other assets	42,984	36,918
Total assets	$2,749,778	$2,269,769

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Notes payable	$218,757	$129,459
Non-recourse securitization obligations, collateralized by residential mortgage loans in securitization trusts (see Note 3)	1,915,321	1,593,612
Securities sold under agreements to repurchase	54,041	50,555
Senior unsecured notes	89,023	47,740
TBA securities and interest rate futures contracts - at fair value	32	—
Due to broker	198,191	201,994
Accrued expenses	2,021	2,291
Accrued expenses payable to affiliate	783	766
Interest payable	3,423	934
Income taxes payable	—	2,785
Management fee payable to affiliate	663	666
Total liabilities	$2,482,255	$2,030,802

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value. As of December 31, 2025: 350,000,000 shares authorized, 24,914,647 shares issued and outstanding. As of December 31, 2024: 90,000,000 shares authorized, 23,500,175 shares issued and outstanding.	$249	$234
Additional paid-in capital	474,577	461,057
Accumulated other comprehensive income (loss)	(1,314)	(3,475)
Retained earnings (deficit)	(205,989)	(218,849)
Total stockholders' equity	$267,523	$238,967
Total liabilities and stockholders' equity	$2,749,778	$2,269,769

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands)
Net income (loss) allocable to common stockholders	$11,315	$(15,055)	$44,024	$28,750
Adjustments:
Net unrealized (gains) losses on trading securities	1,645	196	(216)	1,026
Net unrealized (gains) losses on derivatives	427	136	1,307	(2,849)
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	(8,380)	23,560	(28,578)	(5,313)
Net unrealized (gains) losses on residential loans	1,879	839	(3,271)	(16,598)
Net unrealized (gains) losses on commercial loans	—	21	—	(27)
Non-cash equity compensation expense	423	177	1,354	2,041
Distributable Earnings	$7,309	$9,874	$14,620	$7,030

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	($ in thousands)
Annualized Distributable Earnings	$29,238	$39,500	$14,620	$7,030
Average total stockholders’ equity	$265,844	$252,033	$253,705	$255,860
Distributable Earnings Return on Average Equity	11.0%	15.7%	5.8%	2.7%

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Share of Common Stock
(Unaudited)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(in thousands, except for share and per share data)
GAAP total stockholders’ equity	$267,523	$264,165	$246,389	$251,480	$238,967
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	48,789	52,770	61,846	63,593	68,784
Stockholders’ equity including economic book value adjustments	$316,312	$316,935	$308,235	$315,073	$307,751

Number of shares of common stock outstanding at period end	24,914,647	24,914,035	23,765,202	23,500,175	23,500,175
Book value per share of common stock	$10.74	$10.60	$10.37	$10.70	$10.17
Economic book value per share of common stock	$12.70	$12.72	$12.97	$13.41	$13.10

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com